UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 9, 2009

SPANSION INC.

(Exact name of registrant as specified in its charter)

State of Delaware	0-51666	20-3898239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices, including zip code)

(408) 962-2500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On July 9, 2009, the Board of Directors (the “Board”) of Spansion Inc. (the “Company”) approved an amendment (the “Amendment”) to the employment offer letter dated February 12, 2009 between the Company and John Kispert, the Company’s President and Chief Executive Officer, which reflects the terms of the contingent bonus payable to Mr. Kispert previously approved by the Board. Mr. Kispert is entitled to a bonus in the amount of $1.75 million upon either the Company’s successful closing of a sale transaction or the United States Bankruptcy Court’s approval of the Company’s plan of reorganization. Payment of the Bonus is subject to certain other conditions set forth in the Amendment, including that the sale transaction must close, or the United States Bankruptcy Court approval of the Company’s plan of reorganization must occur, on or prior to March 31, 2010. The Company and Mr. Kispert entered into the Amendment on July 9, 2009. The Amendment is subject to the approval of the United States Bankruptcy Court.

A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Employment Offer Letter for John H. Kispert dated July 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANSION INC.

	By:	/s/ Randy W. Furr
	Name:	Randy W. Furr
	Title:	Executive Vice President and Chief Financial Officer

Date: July 9, 2009

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1 to Employment Offer Letter for John H. Kispert dated July 9, 2009